UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 6, 2008

 (Exact Name of Registrant as Specified in its Charter)

Delaware	1-7201	33-0379007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

801 17th Avenue South
Myrtle Beach, South Carolina		29577
(Address of principal executive offices)		(Zip Code)

(843) 448-9411
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2008, the Board of Directors of AVX Corporation (the “Company”) appointed Mr. Kensuke Itoh to the Board to serve out the remaining term of Mr. Masahiro Umemura, who passed away on December 25, 2007. Mr. Umemura was a Class III Director whose term was set to expire at the Company’s 2008 Annual Meeting.

Mr. Itoh was previously a member of the Company’s Board of Directors from 1990 to 2007 and Vice-Chairman of the Board from 1997 to 2002.  He has been an Executive Advisor of Kyocera Corporation (“Kyocera”), the Company’s majority shareholder, since 2005 and a Representative Director of Kyocera since 1985.  He was Chairman of the Board of Directors of Kyocera from 1999 to 2005.

See Note 12 to the Company’s consolidated financial statements in its Annual Report on Form 10-K for the year ended March 31, 2007 and “Relationship with Kyocera and Related Transactions” in the Company’s proxy statement for its 2007 Annual Meeting of Shareholders for information required under Item 404(a) of Regulation S-K concerning the Company’s relationship with Kyocera.  Such information is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 8, 2008

AVX CORPORATION

By:	/s/ Kurt P. Cummings

Name:	Kurt P. Cummings
Title:	Vice President,
Chief Financial Officer,
Treasurer and Secretary